UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2005, Transnation Title Insurance Company (“Transnation”) and Lawyers Title Insurance Corporation (“Lawyers Title”), each wholly-owned subsidiaries of the Registrant, entered into a binding term sheet (the “Term Sheet”) to settle the putative class action consolidated suits filed by Romeo Jergess (the “Jergess Suit”) and Elaine Miller (the “Miller Suit”) in the United States District Court for the Eastern District of Michigan, Southern Division. The Jergess Suit and the Miller Suit are previously reported and were most recently described by the Registrant in Note 5 of the Notes to Consolidated Financial Statements set forth in the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, which was filed with the Securities and Exchange Commission on May 4, 2005.

The terms of the settlement are subject to court approval. If approved, Transnation and Lawyers Title will be obligated to make a single aggregate payment of $10,325,000 into a settlement fund to be established for the benefit of eligible class members. The Registrant, who did not admit liability in the settlement, would be required to deposit the settlement funds into escrow within seven days following the issuance of a final order by the court approving the settlement.

The parties intend to enter into a final Settlement Agreement that will incorporate the provisions of the Term Sheet. Pursuant to the Term Sheet, the Settlement Agreement will provide for the dismissal with prejudice of all claims by plaintiffs against Transnation and Lawyers Title and a release of all claims by plaintiffs except claims under their title policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: May 23, 2005	By:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Senior Vice President & Corporate Controller
.